COMPOSITE SUPPLEMENTAL DEED dated                                       2017
PARTIES
REYNOLDS GROUP HOLDINGS LIMITED ("Holdings")
BEVERAGE PACKAGING HOLDINGS III LIMITED, BEVERAGE PACKAGING HOLDINGS V LIMITED and REYNOLDS GROUP ISSUER (NEW ZEALAND) LIMITED (each a “New Chargor”)
IN FAVOUR OF WILMINGTON TRUST (LONDON) LIMITED ("Collateral Agent")

INTRODUCTION

A.
Certain Subsidiaries of Holdings are parties to a general security deed dated 29 September 2017, as amended from time to time, ("NZ General Security") under or pursuant to which the Subsidiaries have given security and other undertakings for the benefit of the Collateral Agent and other Secured Parties (as defined therein).

B.	Each New Chargor is a Subsidiary of Holdings.

C.
At the request of Holdings, each New Chargor wishes to execute this deed (being a deed supplemental to the NZ General Security and in or to the effect of the form prescribed in schedule 2 to the NZ General Security) in order to become a Chargor as required by the NZ General Security.

D.
The directors of each New Chargor have resolved that it is in that New Chargor's interest that that New Chargor provides the security and the other undertakings to the Secured Parties in terms of the NZ General Security and that this deed be accordingly executed by that New Chargor.

COVENANTS

1.
Definitions: To the extent to which the same are applicable the definitions, references and provisions contained in section 1 of the NZ General Security shall apply to and be incorporated in this deed.

2.
Acknowledgement: Each New Chargor acknowledges that credit or other financial accommodation has been and will hereafter be provided to one or more of the Chargors on the condition and in part consideration that each New Chargor will give, or has given, to the Secured Parties the covenants contained in this deed and the NZ General Security.

3.
Charging clause: As security for the payment or delivery of the Secured Liabilities and the performance and observance by each New Chargor of all of its obligations to the Collateral Agent at any time, each New Chargor:

grants a security interest in all of its Personal Property to the Collateral Agent

(a)	charges all of its Other Property in favour of the Collateral Agent; and

(b)	agrees, subject to the Agreed Security Principles, to mortgage all of its present and future interests in any land to the Collateral Agent.
This security interest and charge will be treated for the purposes of the NZ General Security as having been created pursuant to clause 2 of the NZ General Security.

4.
Implied provisions: Pursuant to section 14 of the PLA of New Zealand it is hereby declared that there shall be deemed to be incorporated in this deed all the covenants, representations, warranties and provisions of the NZ General Security in the same manner and to the same extent as if the said covenants, representations, warranties and other provisions had been set out in full in this deed (with all necessary modifications) and made applicable to each New Chargor as though it were a Chargor and each New Chargor accordingly covenants and agrees, jointly and severally, with each other Chargor, to perform, observe and be bound by the said covenants, representations, warranties and other provisions.

5.	Governing law: This deed shall be governed by, and construed in accordance with, the laws of New Zealand.

EXECUTION AS A DEED

Executed on behalf of REYNOLDS GROUP HOLDINGS LIMITED by its authorised signatory:
and witnessed by:	/s/ Helen Dorothy Golding
Signature of authorised signatory
Helen Dorothy Golding
Name of authorised signatory
/s/ Amelia Reedy
Signature of witness
Amelia Reedy
Name of witness
Personal Assistant
Occupation
Sydney
City/town of residence

Executed on behalf of BEVERAGE PACKAGING HOLDINGS III LIMITED by its authorised signatory:
and witnessed by:	/s/ Helen Dorothy Golding
Signature of authorised signatory
Helen Dorothy Golding
Name of authorised signatory
/s/ Amelia Reedy
Signature of witness
Amelia Reedy
Name of witness
Personal Assistant
Occupation
Sydney
City/town of residence

Executed on behalf of BEVERAGE PACKAGING HOLDINGS V LIMITED by its authorised signatory:
and witnessed by:	/s/ Helen Dorothy Golding
Signature of authorised signatory
Helen Dorothy Golding
Name of authorised signatory
/s/ Amelia Reedy
Signature of witness
Amelia Reedy
Name of witness
Personal Assistant
Occupation
Sydney
City/town of residence

Executed on behalf of REYNOLDS GROUP ISSUER (NEW ZEALAND) LIMITED by its authorised signatory:
and witnessed by:	/s/ Helen Dorothy Golding
Signature of authorised signatory
Helen Dorothy Golding
Name of authorised signatory
/s/ Amelia Reedy
Signature of witness
Amelia Reedy
Name of witness
Personal Assistant
Occupation
Sydney
City/town of residence

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